Exhibit 10.39

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of March 6, 2008, by and among GlassHouse Technologies, Inc., a Delaware corporation (“Company”), and Dell Products L.P., a Texas limited partnership (“Investor”).

RECITAL

Company desires to issue, sell and grant to Investor, and Investor desires to purchase and acquire from Company, a Subordinated Convertible Promissory Note in the original principal amount of $25,000,000 (the “Note”), a warrant (the “Warrant”) to purchase shares or units of Company’s equity securities (the “Warrant Shares”) and the Option (as hereinafter defined) to purchase the Option Shares (as hereinafter defined) on the terms and conditions set forth in this Agreement.

In consideration of the foregoing recitals and the mutual promises set forth in this Agreement, the parties to this Agreement agree as follows:

Section 1. AUTHORIZATION AND SALE.

1.1 Authorization. Upon the terms and subject to the conditions set forth in this Agreement, Company has duly authorized the issuance and sale of the Note, in the form attached as Exhibit A, and the Warrant in the form attached as Exhibit B, and the granting of the Option, as set forth in Section 4, against payment of the purchase price therefor. The securities into which the Notes are convertible are referred to in this Agreement as the “Conversion Shares.” The Note, Warrant, Option, Conversion Shares, Warrant Shares and Option Shares are collectively referred to in this Agreement as the “Securities.”

1.2 Subscription. Upon the terms and subject to the conditions set forth in this Agreement, Investor hereby irrevocably subscribes for and agrees to purchase at the Closing (as defined below) the Note, the Warrant and the Option.

1.3 Closing. The closing of the purchase and sale of the Note, the Warrant and the Option (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., The Terrace 7, 2801 Via Fortuna, Suite 100, Austin, Texas 78746, at 10:00 a.m. Central time on March 6, 2008, or at such other place, time or date as Company and Investor mutually agree. At the Closing, Company shall deliver to Investor the Note and Warrant, each registered in the name of Investor, and grant the Option against payment by Investor to Company of the aggregate purchase price of $25,000,000 by wire transfer of immediately available funds.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Company represents and warrants to Investor that:

2.1 Organization, Good Standing and Qualification. Company has been duly incorporated and organized, and is validly existing and in good standing, under the laws of the State of Delaware. Company has all requisite corporate power and authority (a) to execute, deliver, and perform its obligations under this Agreement, the Note and the Warrant (this Agreement, the Note and the Warrant are referred to collectively in this Agreement as the

“Transaction Agreements”), and any other agreement contemplated by the Transaction Agreements, (b) to own and operate its properties and assets, and (c) to carry on its business as currently conducted and as presently proposed to be conducted. Company is presently qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Company’s business, properties, prospects, or financial condition.

2.2 Capitalization. The capitalization of Company immediately prior to the Closing (and after giving effect to the Certificate of Amendment to the Company’s Eighth Amended and Restated Certificate of Incorporation, as amended, in the form attached hereto as Exhibit C (the “Certificate of Amendment”) to be filed in connection with the Closing) consists of the following:

(a) Preferred Stock. A total of 66,318,034 authorized shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), consisting of (a) 3,360,000 shares designated as Series A Convertible Participating Preferred Stock (the “Series A Preferred Stock”), of which 3,360,000 shares are issued and outstanding; (b) 10,658,017 shares designated as Series B Convertible Participating Preferred Stock (the “Series B Preferred Stock”), of which 10,632,402 shares are issued and outstanding; (c) 8,717,647 shares designated as Series C Convertible Participating Preferred Stock (the “Series C Preferred Stock”), of which 8,364,707 shares are issued and outstanding; (d) 17,511,727 shares designated as Series D Convertible Participating Preferred Stock (the “Series D Preferred Stock”), of which 15,626,305 shares are issued and outstanding; (e) 20,070,643 shares designated as Series E Convertible Participating Preferred Stock (the “Series E Preferred Stock”), of which 4,493,245 shares are issued and outstanding; and (f) 6,000,000 shares designated as Series 1 Convertible Preferred Stock (the “Series 1 Stock” and, together with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the “Designated Preferred Stock”), of which 4,440,499 shares are issued and outstanding. The outstanding shares of Designated Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with the registration and qualification provisions of the Securities Act of 1933, as amended (the “Securities Act”), and any relevant state securities laws or pursuant to valid exemptions from the Securities Act and any relevant state securities laws

(b) Common Stock. A total of 102,000,000 authorized shares of common stock, par value $0.001 per share (the “Common Stock”), of which 14,316,498 shares are issued and outstanding. The outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with the registration and qualification provisions of the Securities Act, and any relevant state securities laws or pursuant to valid exemptions from the Securities Act and any relevant state securities laws.

(c) Options, Warrants, Reserved Shares. Except as otherwise provided in the Transaction Agreements and except for (i) the conversion privileges of, and the pre-emptive rights of the holders of, the Designated Preferred Stock, (ii) the conversion privileges of BayStar Capital III Investment Fund, L.P., Velocity Venture Funding, LLC,

a Delaware limited liability company and assignee of Velocity Financial Group, Inc. and Leader Lending, LLC (collectively, the “LRG Lenders”) as referenced in certain senior secured promissory notes dated August 28, 2007, (iii) up to 600,000 options to purchase shares of Common Stock granted to Israel-based employees and certain non-employee consultants, advisors and service providers of the Company pursuant to the Company’s 2007 Section 102 Share Option Plan (the “2007 Israeli Plan”) approved by the Board of Directors of Company (the “Board”), of which 494,350 options are outstanding, (iv) up to 14,274,811 options to purchase shares of Common Stock granted to employees, officers, directors and consultants of the Company pursuant to Company’s Amended and Restated 2001 Stock Option and Grant Plan (the “2001 Plan”) approved by the Board, of which 10,003,173 options are outstanding, (v) up to 325,000 options to purchase shares of Series 1 Stock granted to certain U.K.-based employees of the Company pursuant to Company’s Series 1 Stock Plan (the “Series 1 Plan”) approved by the Board, of which 73,428 options are outstanding (the Series 1 Plan, together with the 2007 Israeli Plan and 2001 Plan, the “Equity Plans”), and (vi) the warrants set forth on Schedule 2.2(c) hereto, there is no outstanding option, warrant, right (including conversion or preemptive rights), or agreement for the purchase or acquisition from Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of Company’s capital stock. Except as contemplated by the Transaction Agreements and by that certain Fourth Amended and Restated Stockholders Agreement, dated as of December 30, 2004 and as amended through November 30, 2007, by and among the Company, certain founders and certain holders of Designated Preferred Stock and Common Stock (the “Stockholders Agreement”), no shares of Company’s outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants, or rights, or other stock issuable by Company, are subject to any preemptive rights, rights of first refusal, or other rights to purchase such stock (whether in favor of Company or any other person) pursuant to any agreement or commitment of Company. Company has reserved (x) 51,177,767 shares of Common Stock for issuance upon conversion of the Designated Preferred Stock, and (y) 15,199,811 shares of Common Stock for issuance pursuant to the Equity Plans or arrangements approved by the Board.

(d) Except as otherwise set forth in the Stockholders Agreement, Company is not a party or subject to any agreement or understanding, and, to the best of Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of Company.

2.3 Subsidiaries. Exhibit 21.1 to the Company SEC Document (as hereinafter defined) sets forth a complete list of the subsidiaries of Company (each, a “Subsidiary” and together, the “Subsidiaries”) and the jurisdiction of organization of each such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Subsidiary is duly qualified to do business in each jurisdiction in which the failure to be so qualified would have a material adverse effect on such Subsidiary’s business, properties, prospects or financial condition. Company directly or indirectly owns 100% of the shares or other equity interests of each Subsidiary free and clear of all liens and encumbrances, except for (i) restrictions imposed by applicable securities laws, (ii) stock pledges granted to Lighthouse Capital Partners V, L.P. (“Lighthouse”) in connection with Company’s outstanding debt with Lighthouse as to 66% of the outstanding stock of Integrity Systems, Ltd. (“Integrity”), 66% of the outstanding stock of MBI Advanced Computer Systems Ltd. (“MBI”) and 100% of the outstanding stock of GlassHouse Technologies (UK) Limited and (iii) stock pledges granted to the LRG Lenders in connection with Company’s outstanding debt with the LRG Lenders as to all of the outstanding stock of the Subsidiaries. There are no outstanding securities of the Subsidiaries convertible into or exchangeable or exercisable for shares or other equity interests or ownership interests in any Subsidiary, or options, warrants or other rights to acquire shares or other equity interests or ownership interests in any Subsidiary. All shares or other equity interests of the Subsidiaries other than GlassHouse Technologies (UK) Limited, as to which this sentence does not apply, have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights or similar rights. All shares or other equity interests of GlassHouse Technologies (UK) Limited have been duly authorized and validly issued, are fully paid and were not issued in violation of any preemptive rights or similar rights. The shares of capital stock or other equity interests of the Subsidiaries are not subject to any voting trust agreement or any other contract relating to the voting, dividend rights or disposition of the capital stock or other equity interests of the Subsidiaries.

2.4 Due Authorization. All corporate action on the part of Company, its officers, directors, and stockholders necessary for the authorization, execution, delivery, and performance of all obligations of Company under the Transaction Agreements, the authorization, issuance, reservation for issuance, and delivery of all of the Conversion Shares, Warrant Shares and Option Shares has been taken or shall be taken prior to the Closing, and this Agreement constitutes, and the other Transaction Agreements when executed and delivered, shall constitute, valid and legally binding obligations of Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of specific performance, injunctive relief or other equitable remedies.

2.5 Valid Issuance of Securities.

(a) The Note, Warrant and Option, when issued and paid for as provided in this Agreement, shall be duly authorized and validly issued. The Conversion Shares, Warrant Shares and Option Shares have been duly and validly reserved for issuance and upon issuance in accordance with the Note, Warrant and Option, respectively, shall be duly authorized and validly issued, fully paid, and nonassessable, and shall be free of any liens, encumbrances, or restrictions on transfer (other than those created by the Transaction Agreements and applicable state or federal securities laws).

(b) Based in part on the representations made by Investor in Section 3, the issuance and sale of the Securities pursuant to the Transaction Documents (assuming no change in applicable law and no unlawful distribution of the Conversion Shares, Warrant Shares or Option Shares by Investor or any other parties) are exempt from the registration and prospectus delivery requirements of the Securities Act.

(c) Company has not offered the Note or the Warrant or the Option, or any substantially similar securities of Company, for sale to, or solicited any offers to buy from, or otherwise approached or negotiated in respect of the Note or the Warrant or the Option, or any substantially similar securities of Company with, any persons other than the Investor and has not taken any other action that shall cause the issuance, sale or grant of the Note, Warrant or Option to constitute a violation of the Securities Act or any applicable state securities laws.

2.6 Governmental Consents. No consent, approval, order, or authorization of or registration, qualification, designation, declaration, or filing with, any federal, state, or local governmental authority (“Governmental Authority”) is required on the part of Company in order to enable Company to execute, deliver, and perform its obligations under the Transaction Agreements except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings shall, in the case of qualifications, be effective on the Closing and shall, in the case of filings, be made within the time prescribed by law.

2.7 Noncontravention. The execution, delivery, and performance of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated by this Agreement and by the other Transaction Agreements do not and shall not result in (a) a default under or be in conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or Bylaws, (b) a default under or be in conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, any judgment, order, or decree of any court or arbitrator to which Company is a party or is subject or any agreement or contract of Company or a Subsidiary, or (c) to the best of Company’s knowledge, a violation of any applicable statute, law, regulation, or order, which defaults, conflicts, violations or breaches, in the case of clause (b) or (c) would, individually or in the aggregate, have a material adverse effect on Company’s business, properties, prospects, or financial condition or could materially impair the ability of Company to perform its obligations under this Agreement or any other Transaction Agreement.

2.8 SEC Filing; Financial Statements.

(a) Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1, File No. 333-148123 (the “Company SEC Document”), and has made available to the Buyer copies thereof, all of which are publicly available on the SEC’s EDGAR system. The Company SEC Document (i) was prepared in compliance in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC thereunder applicable to the Company SEC Document, and (ii) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Document or necessary in order to make the statements in such Company SEC Document, in the light of the circumstances under which they were made, not misleading, assuming for such purposes that the Company SEC Document was effective on the date hereof and shares had been offered and sold under the prospectus contained therein.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained in the Company SEC Document (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, assuming for such purposes that the Company SEC Document was effective and shares had been offered and sold under the prospectus contained therein, (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC and (iii) fairly presented the consolidated financial position of Company and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of Company and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. Company maintains a standard system of accounting established and administered in accordance with GAAP including, but not limited to, complete books and records in written or electronic form.

Section 3. REPRESENTATIONS, WARRANTIES, AND CERTAIN AGREEMENTS OF INVESTOR. Investor represents and warrants to Company that:

3.1 Due Authorization. Investor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Agreements and any other agreements contemplated by the Transaction Agreements and each such Transaction Agreement when executed and delivered, shall constitute, valid and legally binding obligations of Investor, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

3.2 Purchase for Own Account. The Securities shall be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution of the Securities within the meaning of the Securities Act, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or any third person, with respect to any of the Securities. If other than an individual, Investor also represents that it has not been formed for the specific purpose of acquiring the Securities.

3.3 Disclosure of Information. Investor believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Note, Warrant and Option. Investor has had an opportunity to ask questions and receive answers from Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects, and financial condition of Company and to obtain additional information (to the extent Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Investor or to which Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by Company in Section 2.

3.4 Investment Experience. Investor has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Securities.

3.5 Accredited Investor Status. Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

3.6 Restricted Securities. Investor understands that the Securities are characterized as “restricted securities” under the Securities Act inasmuch as they are being (or shall be) acquired from Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations under the Securities Act such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed by SEC Rule 144 and by the Securities Act. Investor understands that Company is under no obligation to register any of the securities sold under this Agreement. Investor understands that no market now exists for any of the Securities, and that it is uncertain whether a market, public or otherwise, shall ever exist for the Securities.

3.7 Legends. It is understood that the instruments evidencing the Securities shall bear legend substantially similar to the legends set forth below (in addition to any legend required under applicable state securities laws):

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF STOCKHOLDER’S COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.”

(b) Any other legends required by state securities laws applicable to any individual Investor.

The legend set forth in subsection (a) above shall be removed by Company from any instruments evidencing the Securities upon delivery to Company of an opinion by counsel, in form reasonably satisfactory to Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer shall not jeopardize the exemption or exemptions from registration pursuant to which Company issued the Securities.

3.8 Exempt Offering. Investor acknowledges that the Securities have not been registered under the Securities Act and are being offered and sold pursuant to one or more exemptions from registration contained in the Securities Act based in part upon the representations of Investors contained in this Section 3.

Section 4. OPTION.

4.1 The Grant. Effective as of the Closing, Company grants to Investor the right and option to purchase (the “Option”) shares of Common Stock (the “Option Shares”) equal to 5.0% of the fully diluted capitalization of Company on an as converted basis as of the date of exercise of the Option. As used herein, “fully diluted capitalization” shall mean all of the issued and outstanding shares of Common Stock assuming full conversion or exchange of all securities that are convertible into or exchangeable for shares of Common Stock, including all shares of Preferred Stock and the Note, the full exercise of all warrants, options or other rights to purchase or acquire shares of Common Stock, including the Warrant and this Option, and the full issuance of all shares of Common Stock reserved for issuance under outstanding awards under all stock option, restricted stock or other equity incentive plans (including the Equity Plans) of Company or any subsidiary of Company.

4.2 Exercise Price. The exercise price (the “Exercise Price”) per Option Share shall be the average closing price of one share of Common Stock as reported on the New York Stock Exchange, the NASDAQ Global Market or such other securities exchange or automated quotation system serving as the primary market for trading or reporting trades of Common Stock (“Primary Market”) for the 20 consecutive trading days ending on the date that is one trading day immediately preceding the exercise date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).

4.3 Vesting; Expiration.

(a) The Option shall vest and become exercisable upon the first trading day upon which the Common Stock shall have achieved Price Stability (as hereinafter defined). For purposes hereof, the Common Stock shall have achieved “Price Stability” on the first trading day that is at least 10 months after the date of Company’s initial Qualified Public Offering upon which the closing price of the Common Stock as reported on the Primary Market on each trading day during a period of 20 consecutive trading days shall be not more than 10 percent higher or lower than the closing price of the Common Stock as reported on the Primary Market on the first day of such 20-trading day period. The date on which the Option vests and becomes exercisable is referred to in this Agreement as the “Vesting Date.”

(b) The Option or any unexercised portion of the Option shall expire if not exercised on or before 6:00 p.m. Central time on the 60th day after the later of (i) the Vesting Date and (ii) the date the Price Stability Notice (as hereinafter defined) is delivered to Investor (the “Expiration Date”).

4.4 Price Stability Notice. Company shall give Investor written notice (the “Price Stability Notice”) as soon as practicable (and in any event within two business days) after the Common Stock shall have achieved Price Stability.

4.5 Procedures.

(a) Investor may exercise the Option to purchase all or any portion of the Option Shares at any time on or after the Vesting Date and on or prior to the Expiration Date by giving Company written notice of exercise setting forth the number of Option Shares to be purchased pursuant to the exercise; provided, however, that Investor may not purchase less than 25% of the total Option Shares per exercise.

(b) As soon as practicable following the exercise of the Option, Company and Investor will proceed to prepare and file with the appropriate Governmental Authorities all consents, approvals, orders, or authorizations of or registrations, qualifications, designations, declarations, notifications or other filings with, any Governmental Authority (“Consents”) that are necessary in order to consummate the transactions contemplated by the Exercise and will diligently and expeditiously prosecute, and will cooperate fully with each other in the prosecution of such matters.

(c) Promptly after Investor shall have obtained from each Governmental Authority all Consents, if any, necessary to consummate the transactions contemplated by the Exercise, including such Consents as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), Investor shall pay to the Company by wire transfer of immediately available funds, the aggregate Exercise Price for the number of Option Shares being purchased, and Company shall issue and deliver the certificate(s) evidencing such Option Shares to or as directed by Investor.

Section 5. COVENANTS.

5.1 “Market Stand-Off” Agreements. Investor agrees that, to the extent requested by the underwriters of Company’s securities in such registered offering, it shall not sell or otherwise transfer or dispose of (i) any Securities or other shares of Common Stock of Company then owned by Investor for up to 180 days following the effective date of the first registration statement filed by Company under the Securities Act for a Qualified Public Offering and (ii) any Option Shares then owned by Investor for up to 90 days following the effective date of the first registration statement filed after the Vesting Date by Company under the Securities Act for a primary offering by Company of shares of Common Stock in a firm commitment underwriting; provided, that all executive officers and directors of Company and holders of at least one percent of Company’s voting securities are bound by and have entered into similar agreements.

“Qualified Public Offering” means (i) the offer and sale of Common Stock pursuant to a registration statement under the Securities Act of which the aggregate net proceeds attributable to sales for the account of Company exceed $35,000,000, (ii) such Common Stock is listed for trading on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market and (iii) the per share public offering price (net of underwriter discounts and commissions) exceeds $4.8636 per share (adjusted as appropriate for stock splits, stock dividends, recapitalizations and the like).

The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. Company may impose stop-transfer instructions with respect to the Securities (or other securities) subject to the foregoing restriction until the end of such 180-day or 90-day period, as applicable.

In order to enforce the foregoing covenants, Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop-transfer instructions with respect to the Securities and such other shares of stock of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

5.2 Corporate Existence; Good Standing. Company shall preserve and maintain its corporate existence in the State of Delaware and all of its licenses, privileges and franchises and other rights necessary or desirable in the normal course of its businesses, except to the extent that the failure to preserve and maintain its corporate existence and such rights would not have a material adverse effect on the financial condition, properties, business or prospects of Company. Company shall qualify to do business and shall be and remain in good standing in each jurisdiction in which the nature of its business requires it to be so qualified, or in which failure to be so qualified and in good standing would have a material adverse effect on the financial condition, properties or business of Company.

5.3 Compliance with Laws. Company shall comply with all governmental requirements, except where the failure to do so would not have a material adverse effect on the financial condition, properties, business or prospects of Company. Company shall pay and discharge when due any and all indebtedness, obligations, assessments and real and personal property taxes, including, but not limited to, federal and state income taxes, except as may be subject to good faith contest or as to which a bona fide dispute may arise.

5.4 Indebtedness. Until such time as all unpaid principal and accrued and unpaid interest under each Note has been paid by Company or converted pursuant to the terms of the Notes, Company shall not create, incur, assume or be liable for any indebtedness without the prior written consent of Investor, other than (a) Company’s indebtedness to Investor under the Note, (b) indebtedness subordinated to Company’s indebtedness to Investor under the Note, (c) indebtedness under that certain Loan and Security Agreement, dated June 30, 2004 and as amended on various dates, by and between Company and Lighthouse Capital Partners V, L.P., (d) indebtedness under that certain Loan Agreement, dated August 24, 2004, by and between Company and the LRG Lenders, (e) trade payables incurred in the ordinary course of business and (f) letters of credit and lines of credit relating to the leasing of business premises in the ordinary course of business.

5.5 Right of Notice On Extraordinary Transaction.

(a) If Company receives a bona fide proposal (a “Proposal”) from one or more third parties (the “Third Party”) to enter into a definitive agreement with Company that would result or would reasonably be expected to result in an Extraordinary Transaction (as hereinafter defined), Company shall, within two business days of receipt of such Proposal, notify Investor in writing of such Proposal; provided, however, that Company shall be under no obligation to inform Investor of the financial terms of the Proposal or the identity of the Third Party. If requested by Investor, Company shall immediately give Investor full access to the all of the information and other diligence materials, including all non-public information, provided or made available to the Third Party in connection with the Proposal. For a period of not less than 10 business days following the receipt by Investor of the notice of a Proposal, Investor shall have the right to submit one or more proposals (an “Investor Proposal”) to acquire Company or enter into another Extraordinary Transaction with Company. Prior to the expiration of such 10-business day period, Company shall not enter into any agreement or arrangement with any person that would impose limitations or restrictions (including by providing for Company to pay termination or break-up fees) on Company’s ability to (i) provide information (including non-public information) to Investor, (ii) consider or participate in negotiations with Investor regarding an Investor Proposal, (iii) receive, accept, approve, recommend to its securityholders or enter into any agreement or arrangement with Investor relating to an Investor Proposal, (iv) complete an Extraordinary Transaction with Investor or (v) otherwise comply with the provisions of this Section 5.5. For the avoidance of doubt, a letter of intent, term sheet or form of definitive agreement may be a Proposal for purposes of this Section 5.5.

(b) An “Extraordinary Transaction” means (i) a merger or consolidation of Company with or into another entity (except for a merger or consolidation in which the holders of capital stock of Company immediately prior to such merger or consolidation continue to hold at least a majority of the outstanding voting power of such surviving entity), (ii) the closing of the sale or transfer of all or substantially all of the properties and assets of Company, (iii) the closing of any purchase of shares of capital stock of Company (either through a negotiated stock purchase or a tender for such shares) by any party or group that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of Company immediately prior to such purchase, the effect of which is that such party or group beneficially owns at least a majority of such voting power immediately after such purchase, or (iv) the redemption or repurchase of shares (other than the Preferred Stock as provided in its Certificate of Incorporation, as amended), the effect of which is that any party or group that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of Company immediately prior to such redemption or repurchase beneficially owns a majority of the voting power of the outstanding shares of capital stock of Company after such redemption or repurchase.

5.6 Right Of First Offer On Subsequent Issuances.

(a) General Prohibition; Right of Investor. Company shall not sell or issue any New Securities (as hereinafter defined) unless it has complied with the terms of this Section 5.6. Investor shall have the right to purchase all or any part of any New Securities that Company may from time to time sell or issue after the date of this Agreement.

(b) New Securities. “New Securities” shall mean any shares of Common Stock or Preferred Stock, whether or not now authorized, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for such Common Stock or Preferred Stock; provided, that the term “New Securities” does not include:

(i) shares of Common Stock issued or issuable upon conversion of outstanding shares of Designated Preferred Stock;

(ii) shares of Common Stock and shares of Series 1 Stock, as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like (or options to purchase such Common Stock or Series 1 Stock) issued or issuable pursuant to the Equity Plans, the Series 1 Plan and any other written stock and option plans approved by a majority of the Board;

(iii) shares of the Company’s Common Stock or Preferred Stock (and/or options, rights or warrants for Common Stock or Preferred Stock) issued or issuable in connection with an acquisition transaction, building or equipment lease transaction, bank loan transaction, strategic alliance or partnering arrangement that is not primarily for equity financing purposes and that is approved by a majority of the Board;

(iv) any securities issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding on the date of this Agreement;

(v) shares of the Company’s Common Stock or Preferred Stock issued in connection with any stock split or stock dividend;

(vi) shares of Common Stock issued upon the conversion of the promissory notes held by the LRG Lenders; and

(vii) securities offered by the Company to the public pursuant to a Qualified Public Offering.

(c) Procedures.

(i) If Company proposes to issue and sell New Securities pursuant to a bona fide written offer by one or more persons to subscribe for or purchase such New Securities, it shall give written notice to Investor stating that it intends to accept such offer and issue and sell such New Securities (the “Notice”). The Notice shall set forth (A) a description of the New Securities, (B) the number or amount of New Securities to be issued and sold, (C) the cash price or other consideration for the New Securities and other terms and conditions upon which the Company proposes to issue and sell such New Securities, and (D) the name and address of each person that has offered to subscribe for or purchase such New Securities. Investor shall have 10 days from the receipt of such Notice to agree to purchase all or any portion of such New Securities for the price and upon the terms and conditions specified in the Notice by giving written notice to the Company and stating in such notice the number or amount of New Securities to be purchased at the price and on the terms and conditions set forth in the Notice (the “Purchase”).

(ii) Promptly following any such agreement by Investor, Company and Investor will proceed to prepare and file with the appropriate Governmental Authorities all Consents that are necessary in order to consummate the transactions contemplated by the Purchase and will diligently and expeditiously prosecute, and will cooperate fully with each other in the prosecution of such matters.

(iii) Within 10 days after Investor has obtained from each Governmental Authority all Consents, if any, necessary to consummate the transactions contemplated by the Purchase, including such Consents as may be required under the HSR Act, Investor and the Company shall consummate the Purchase. Payment shall be made by Investor at the closing of the Purchase by wire transfer of immediately available funds and upon delivery of such purchase price, Company shall issue certificate(s) evidencing such New Securities to or as directed by Investor.

(d) Sales by Company. Company shall have 60 days from the expiration of the period set forth in Section 5.6(c) to sell all or any New Securities that were not agreed to be purchased by Investor, at a price not less than, and upon terms and conditions not more favorable to the purchasers of such New Securities than, the price, terms and conditions specified in the Notice. If Company has not issued and sold the New Securities within such period, then after such period Company shall not issue or sell any New Securities without again first offering such New Securities to Investor pursuant to this Section 5.6.

(e) Spin-Out Preemptive Rights. If, at any time after the date of this Agreement, (i) Company creates a subsidiary that is not a wholly owned subsidiary (as hereinafter defined); (ii) any wholly owned subsidiary sells or transfers any shares of capital stock to any entity that is not a wholly owned subsidiary; (iii) any wholly-owned Subsidiary merges, consolidates or takes any other action that results in such subsidiary not remaining a wholly owned subsidiary; or (iv) any wholly owned subsidiary sells all or substantially all of its assets (in a transaction that is not an Extraordinary Transaction) to any person or entity that is not a wholly owned subsidiary, then in each case Company shall cause such subsidiary (or the surviving or successor entity or purchaser of assets) (the “Spin-out Entity”) to (A) issue to Investor shares of preferred stock or common stock, as applicable, of the Spin-out Entity having relative rights, privileges and preferences equivalent to the relative rights, privileges and preferences of the Conversion Shares, Warrant Shares and Option Shares and (B) enter into agreements with Investor having substantially the same rights as any agreements between Investor and Company. The number of shares of such preferred stock and common stock of the Spin-out Entity issued to Investor shall be sufficient so that Investor shall thereafter have an equity ownership interest in the Spin-out Entity equal to its equity ownership interest in Company at such time on a fully-diluted basis, including all options reserved for issuance under any stock incentive, stock option, stock purchase or stock appreciation plan or arrangement maintained by Company or such Spin-out Entity. A “wholly owned subsidiary” is any entity that Company owns, holds and controls all of its capital stock, equity securities or other interests, either directly or through one or more other wholly owned subsidiaries.

5.7 Right of First Refusal on Transfers by Investor.

(a) General Prohibition on Transfers; Permitted Transfers. Investor shall not directly or indirectly sell, assign, transfer, donate, pledge, mortgage, hypothecate, grant a security interest in or otherwise dispose or attempt to dispose of (a “Transfer”), to any Person (as hereinafter defined) (such Person, a “Transferee”) all or a portion of the Securities unless Investor has complied with the terms of this Section 5.7. Notwithstanding the foregoing, the restrictions contained in this Section 5.7 shall not apply to (i) any Transfer of Securities by Investor to any individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity (a “Person”) that is controlling, controlled by or under common control with Investor or (ii) any Transfer of Securities by Investor in connection with the “piggyback” rights contained in Section 2 of the Registration Rights Agreement (as hereinafter defined). For this purpose “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

(b) Notice of Proposed Transfer. Except as otherwise permitted in Section 5.7(a), before Investor may effect any Transfer of Securities, Investor shall deliver to Company a written notice (the “Transfer Notice”) stating (i) the Investor’s bona fide intention to Transfer such Securities; (ii) the number or amount of Securities to be Transferred (the “Transfer Securities”); (iii) the bona fide cash price or other consideration for which Investor proposes to Transfer such Transfer Securities (the “Offered Price”); and (iv) the name and address of each proposed transferee, if known. A copy of any written offer, if available, shall be attached to the Transfer Notice. If a copy of a written offer is not available, a statement of the terms of the offer and any material facts shall be attached to the Transfer Notice.

(c) Right of First Refusal. Upon receipt of a Transfer Notice, Company shall have the option to purchase all but not less than all of the Transfer Securities at the Offered Price; provided, however, that if shares of the Common Stock are then listed and trading on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market, Company shall have the option to purchase all or any part of the Transfer Securities (provided, however, that Company may purchase no less than 50% of the Transfer Securities if all Transfer Securities are not purchased) at the Offered Price.

Within 10 days of the receipt of the Transfer Notice (the “Company Option Period”), Company shall give written notice (the “Company Notice”) to Investor of its election to purchase such Transfer Securities. The delivery of the Company Notice under this Section shall constitute an irrevocable commitment by Company to purchase such Transfer Securities. The failure of Company to respond within the Company Option Period shall be deemed a waiver of Company’s rights under this Section 5.7. The closing for any purchase of Transfer Securities by Company hereunder shall take place on the date (not later than 10 days after the expiration of the Company Option Period) specified by Company in the Company Notice. Payment of the Offered Price shall be made by Company to Investor by wire transfer of immediately available funds. Upon delivery of such purchase price, Investor shall have no further rights as a holder of the Transfer Securities purchase by Company, and Investor shall promptly cause all certificate(s) evidencing such Transfer Securities to be surrendered for transfer to Company.

(d) Investor’s Right to Transfer. If Company has not elected to purchase all of the Transfer Securities, then Investor may Transfer the Transfer Securities to any Person at a price not less than the Offered Price; provided, that such Transfer is consummated within 60 days after the expiration of all applicable periods set forth above. If the Transfer Securities are not so Transferred during such period, then Investor may not Transfer any of such Transfer Securities without complying again in full with this Section 5.7.

5.8 Information Rights.

(a) Basic Financial Information. Company shall furnish the following reports to Investor:

(i) As soon as practicable after the end of each fiscal year of Company, and in any event within 120 days after the end of each fiscal year, a consolidated balance sheet of Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flows of Company and its subsidiaries, if any, for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by Company, and a Company-prepared comparison to Company’s operating budget then in effect certified by the principal financial or accounting officer of Company.

(ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of Company, and in any event within 45 days after the end of each such quarterly period, a consolidated balance sheet of Company and its subsidiaries, if any, as of the end of each such quarterly period and consolidated statements of income and cash flows of Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with GAAP and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company’s operating budget then in effect, all in reasonable detail and certified by the principal financial or accounting officer of Company, subject to changes resulting from normal year-end audit adjustments, except that such financial statements need not contain the notes required by GAAP.

(iii) As soon as available, but in any event not later than 60 days prior to the beginning of each new fiscal year, an operating budget for such fiscal year approved by the Board.

(iv) With reasonable promptness, such other notices, information and data with respect to Company and its subsidiaries, if any, as Company delivers to the holders of its Common Stock and such other financial and accounting information and data as Investor may from time to time reasonably request.

(b) Additional Information and Rights.

(i) Company shall permit Investor (or its representatives) to visit and inspect any of the properties of Company, including its books of account and other records (and make copies of and take extracts from such books and records), and to discuss its affairs, finances and accounts with Company’s officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request.

(ii) The provisions of Section 5.7 shall not be in limitation of any rights which Investor may have with respect to the books and records of Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

(iii) Notwithstanding anything in Section 5.7 to the contrary, Investor by reason of this agreement shall not have access to any trade secrets or classified information of Company or any information that would adversely affect the attorney-client privilege between Company and its counsel.

5.9 Board Observer. Until the closing of a Qualified Public Offering, Investor, or its representative, shall have the right to attend all meetings of the Board in a non-voting observer capacity, to receive notice of such meetings, and to receive all information distributed to members of the Board at the time of the original distribution of such information; provided, that such representative shall agree that all information so received during such meetings or otherwise is confidential in accordance with Section 7.16; and, provided, further, that Company reserves the right to withhold any information and to exclude Investor’s representative from any meeting or portion of such meeting if delivery of such information or attendance at such meeting by Investor’s representative would result in disclosure of trade secrets to Investor’s representative or would result in the loss or waiver of the attorney-client privilege between Company and its counsel.

5.10 Reservation of Shares. Company shall at all times reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the issuance of the Conversion Shares, the Warrant Shares and the Option Shares, and any conversion thereof, a sufficient number of duly authorized shares of Preferred Stock and Common Stock, as applicable, for issuance upon the issuance of the Conversion Shares, the Warrant Shares and the Option Shares, and any conversion thereof; and, if at any time the number of authorized but unissued shares of Preferred Stock and Common Stock shall not be sufficient to effect the issuance of the Conversion Shares, the Warrant Shares and the Option Shares, and any conversion thereof, Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Preferred Stock and Common Stock to such number of shares as shall be sufficient for such purposes, including engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment increasing the number of shares of Preferred Stock or Common Stock issuable upon conversion or exercise of any Securities, Company will take any corporate action necessary in order that Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock or Common Stock, as applicable.

5.11 Rights Upon Conversion of the Note. Company shall, at or prior to the Closing, cause the Stockholders Agreement and/or the Registration Rights Agreement, as applicable, to be amended to (i) make Investor a party thereto, (ii) provide Investor, upon conversion of the Notes into Preferred Stock, with contractual rights that, to the extent not inconsistent with this Agreement, are identical to those rights granted to Company’s then existing holders of Preferred Stock (including the “Investors” as such term is defined in the Stockholders Agreement) and (iii) provide Investor, upon the conversion of the Notes into Preferred Stock, with the right, until the closing of a Qualified Public Offering, to nominate one member of the Board, with such nominee to be elected to the Board; provided, that such nominee shall not be an employee or affiliate of Investor.

5.12 Registration Rights Agreement. The shares of Common Stock issuable upon conversion of the Securities shall be deemed to be “Registrable Securities” for purposes of the Seventh Amended and Restated Registration Rights Agreement dated August 24, 2007 among Company and the Investors, Series 1 Holders and MBI Group Holders named therein (the “Registration Rights Agreement”) and Investor shall be deemed to be a Holder (as defined in the Registration Rights Agreement); provided that Investor shall not be deemed to be a Holder for purposes of Section 3(a) of the Registration Rights Agreement. Company shall cause the Registration Rights Agreement to be amended to cause Investor to become a party thereto as provided in this Section 5.12.

5.13 Expiration of Certain Covenants. The provisions of Sections 5.5, 5.6, 5.8, 5.9 and 5.11 shall terminate immediately prior to the closing of a Qualified Public Offering. The provisions of Section 5.7 shall terminate at the close of business on March 6, 2013. Upon termination, such provisions shall have no further force and effect; provided, that (i) the remaining provisions of this Agreement shall survive such termination and remain in full force and effect in accordance with their terms and (ii) nothing herein shall relieve a party from liability or damages for any breach or default by such party under any such provision prior to such termination.

Section 6. CONDITIONS.

6.1 Conditions to the Obligations of Investor. The obligation of Investor to purchase the Note and Warrant at the Closing is subject to the fulfillment, or the waiver by Investor, of the following conditions at or prior to the Closing.

(a) The representations and warranties in Section 2 shall be true at the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b) Company shall have performed and complied with all agreements and conditions in this Agreement required to be performed or complied with by Company prior to or at the respective Closing.

(c) Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any rights of first refusal, preemptive or similar rights, including any such rights granted pursuant to the Stockholders Agreement, directly or indirectly affecting any of the Securities or other securities of the Company such that no Person, other than Investor, has any right or will purchase any of the Securities.

(d) The Stockholders Agreement and Registration Rights Agreement shall have been amended as contemplated in Sections 5.11 and 5.12 and such amendments shall be satisfactory in form and substance to Investor.

(e) The Certificate of Amendment shall have been duly adopted by Company by all necessary corporate action of its Board and stockholders, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

(f) Company shall have delivered to Investor a certificate, executed by the President of Company, dated the date of the applicable Closing, certifying to the fulfillment of the conditions specified in subsections (a) and (b) of this Section 6.1.

(g) All corporate and other proceedings in connection with the transactions contemplated in this Agreement and the Transaction Agreements and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Investor and its counsel, and Investor and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

6.2 Conditions to the Obligations of Company. The obligations of Company to issue and sell the Note and Warrant to Investor at the Closing are subject to the fulfillment, or the waiver by Company, of the following condition on or before the Closing.

(a) The representations and warranties of each Investor in Section 3 shall be true at and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b) Investor shall have delivered to Company a fully executed signature page to the Amended and Restated Intercreditor Agreement by and among Company, Investor, Lighthouse and the LRG Lenders.

(c) Company shall have obtained all necessary permits and qualifications, or shall have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities.

(d) All approvals of the Board and, if required, stockholders necessary for performance of the transactions contemplated by the Transaction Agreements shall have been obtained.

Section 7. GENERAL PROVISIONS.

7.1 Survival of Representations and Warranties. The representations, warranties, and covenants of Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors, their respective counsel, or Company, as the case may be.

7.2 Successors and Assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties to this Agreement (including transferees of any Securities).

7.3 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties to this Agreement and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, excluding that body of law relating to conflict of laws.

7.5 Counterparts. This Agreement may be executed in two or more counterparts (including, without limitation, facsimile counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

7.6 Rules of Construction. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, subsections, exhibits, and schedules shall, unless otherwise provided, refer to sections and subsections of this Agreement and exhibits and schedules attached to this Agreement, all of which exhibits and schedules are incorporated in this Agreement by this reference. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “including” (in its various forms) means “including, without limitation.”

7.7 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission or by nationally recognized overnight delivery service or by first class certified or registered mail, return receipt requested, postage prepaid:

If to Company, at 200 Crossing Boulevard, Framingham, Massachusetts 01702, Attention: Ken Hale, or at such other address or addresses as may have been furnished by giving five days advance written notice to all other parties, with a copy (which shall not constitute notice) to Gunderson Dettmer Stough Villenueve Franklin & Hachigian, LLP, 610 Lincoln St., Waltham, MA 02451, Attention: Marc F. Dupre, Esq., Fax. 781.622.1622.

If to Investor, at One Dell Way, MS RR1-33, Round Rock, Texas 78682 Attention: General Counsel, Fax: 512.728.8935, and at One Dell Way, MS RR1-87, Round Rock, Texas 78682, Attention: Corporate Development, Fax: 512.723.1702 or at such other address or addresses as may have been furnished by giving five days advance written notice to all other parties, with a copy (which shall not constitute notice) to Vinson & Elkins L.L.P., The Terrace 7, 2801 Via Fortuna, Suite 100, Attention: William R. Volk, Esq, Fax: 512.236.3450.

Notices provided in accordance with this Section shall be deemed delivered upon personal delivery (including confirmed facsimile) or three business days after deposit in the mail.

7.8 No Finder’s Fees. Each party represents that it neither is nor shall be obligated for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Agreement. Investor agrees to indemnify and to hold harmless Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which Investor or any of its officers, partners, employees, or representatives is responsible. Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which Company or any of its officers, employees or representatives is responsible.

7.9 Attorneys’ Fees and Expenses. Irrespective of whether the Closing is effected, Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement. If the Closing is effected, Company shall pay the reasonable fees and expenses of Vinson & Elkins L.L.P., counsel to Investor, with such fees and expenses not to exceed $40,000 in the aggregate, at the Closing. If any action, suit, or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated under this Agreement, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit, or other proceeding, including any and all appeals or petitions from such action, suit or other proceeding.

7.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Company and Investor. Any amendment or waiver effected in accordance with this Section shall be binding upon Investor and Company.

7.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

7.12 Entire Agreement. This Agreement, together with all exhibits and schedules to this Agreement and the Transaction Agreements, constitutes the entire agreement and understanding of the parties with respect to the subject matter contained therein and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties, or obligations between the parties with respect to the subject matter contained therein.

7.13 Further Assurances. From and after the date of this Agreement, upon the request of Investor or Company, Company and Investor shall execute and deliver such instruments, documents, or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

7.14 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to Investor, upon any breach or default of Company under this Agreement shall impair any such right, power, or remedy of Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any Investor of any breach or default under this Agreement or any waiver on the part of Investor of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to Investor, shall be cumulative and not alternative.

7.15 No Commitment for Additional Financing. Company acknowledges and agrees that Investor has not made any representation, undertaking, commitment or agreement to provide or assist Company in obtaining any financing, investment or other assistance, other than the purchase of the Securities as set forth in Section 1. In addition, Company acknowledges and agrees that (i) no statements, whether written or oral, made by Investor or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist Company in obtaining any financing or investment, (ii) Company shall not rely on any such statement by Investor or its representatives and (iii) an obligation, commitment or agreement to provide or assist Company in obtaining any financing or investment may only be created by a written agreement, signed by Investor and Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Investor shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in Company, and shall have no obligation to assist or cooperate with Company in obtaining any financing, investment or other assistance.

7.16 Confidentiality. Except as required by law, Investor agrees that it shall keep confidential and shall not disclose or divulge any confidential, proprietary, or secret information which Investor may obtain from Company pursuant to financial statements, reports, and other materials submitted by Company to Investor pursuant to this Agreement or otherwise, or pursuant to visitation or inspection rights granted under this Agreement or in the Transaction Agreements, unless such information (a) is known, or until such information becomes known, to the public, (b) such information was known to Investor prior to the date hereof, or (c) such information is independently developed by Investor without the use of any such information; provided, that Investor may disclose such information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its investment in Company, (ii) to any prospective purchaser of any Securities from Investor as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section, or (iii) to any affiliate of Investor.

7.17 Remedies Cumulative; Specific Performance. Any and all remedies expressly conferred upon a party by this Agreement and the other Transaction Agreements will be deemed cumulative with and not exclusive of any other remedy conferred hereby or thereby or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement and the other Transaction Agreements were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement or any other Transaction Agreement, including an injunction or injunctions to prevent breaches and to enforce specifically the terms and provisions hereof and thereof, this being in addition to any other remedy to which such party is entitled at law or in equity. Each party hereby waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

[Signature pages follow]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

GLASSHOUSE TECHNOLOGIES, INC.

By:
Name:
Title:

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

INVESTOR: DELL PRODUCTS L.P.

By:
Name:
Title:

Signature Page to Securities Purchase Agreement

EXHIBIT A

Note

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THIS NOTE OR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH NOTE OR SECURITIES, AS APPLICABLE, UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF STOCKHOLDER’S COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

GLASSHOUSE TECHNOLOGIES, INC.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$25,000,000.00	Austin, Texas	March 6, 2008

FOR VALUE RECEIVED, the undersigned, Glasshouse Technologies, Inc., a Delaware corporation, and its successors and assigns (“Company”), promises to pay to the order of Dell Products L.P., a Texas limited partnership (“Holder”), the principal sum of Twenty Five Million Dollars ($25,000,000.00), together with interest from the date of advancement on the balance of this Note from time to time remaining unpaid at a rate of ten percent (10%) per annum until maturity, both principal and interest being payable at the address designated in Section 15, or at such other place as Holder may from time to time designate in writing. This Note is issued pursuant and subject to the terms and conditions of that certain Securities Purchase Agreement dated as of March 6, 2008, by and between Company and Holder (the “Securities Purchase Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Securities Purchase Agreement.

The principal of this Note shall mature and be due and payable at the earliest of (i) the closing of a Qualified Public Offering on or before March 6, 2009, (ii) the closing of an Extraordinary Transaction, or (iii) March 6, 2011 (the “Target Date”).

All accrued and unpaid interest shall be due and payable immediately on maturity of the principal of this Note.

All past due principal and accrued interest on this Note shall bear interest from maturity (whether on the closing of a Qualified Public Offering, on the closing of an Extraordinary Transaction, on the Target Date, upon acceleration of maturity following an Event of Default (as defined below) or otherwise) until paid at the lesser of (i) the rate of 13% per annum or (ii) the highest rate for which Company may legally contract under applicable law. All payments under this Note shall be payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payments.

As further detailed in the Intercreditor Agreement, this Note, the indebtedness evidenced by this Note and all payments or rights under this Note are expressly subordinate to all senior indebtedness of Company, whether such senior indebtedness is outstanding as of the date of this Note or incurred after the date of this Note, and all such senior indebtedness shall be senior in right of payment to this Note. As used in this Note, “senior indebtedness” means all indebtedness or other monetary obligations of Company that are secured by assets of Company or for which the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness or obligation shall be senior in right of payment to this Note or Company’s subordinated indebtedness, unless the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness or obligation shall not be senior in right of payment to this Note.

Section 1. AUTOMATIC CONVERSION. If Company closes a Qualified Public Offering on or before March 6, 2009, all or any portion of the unpaid principal of this Note plus accrued interest on this Note shall, subject to Section 4 of this Note, automatically and without any further action on the part of the Holder or Company be converted at the closing of the Qualified Public Offering into shares of Common Stock of Company at a conversion price equal to 90% of the initial public offering price per share at which such Common Stock was issued and sold to the public in such Qualified Public Offering.

Section 2. OPTIONAL CONVERSION. This Note may, at the Holder’s option, be converted to either Common Stock or Equity Securities (defined below), as applicable, under the following circumstances and in the following manner:

(a) At any time after March 6, 2009 all or any portion of the unpaid principal of this Note plus accrued interest on this Note may, at the Holder’s option, be converted into the most recently issued series of Preferred Stock at the conversion price of such series as of the date of such conversion.

(b) If Company closes a Qualified Public Offering at any time after March 6, 2009, to and including the Target Date, all or any portion of the unpaid principal of this Note plus accrued interest on this Note may be converted at the option of the Holder of this Note at the closing of the Qualified Public Offering into shares of Common Stock of Company at a conversion price equal to 90% of the initial public offering price per share at which such Common Stock was issued and sold to the public in such Qualified Public Offering.

(c) If, after the original issuance of this Note, Company issues or sells any series of preferred stock of Company or any security convertible or exchangeable into or for preferred stock or similar securities of Company (“Equity Securities”) in a single transaction or a series of related transactions that results in aggregate proceeds to Company of at least $10,000,000 (without giving effect to the conversion of this Note or the exercise of the Warrant or the Option) (a “Qualified Financing”), all or any portion of the unpaid principal of this Note plus accrued interest on this Note may be converted at the option of the Holder of this Note at the closing of the Qualified Financing into the same class or series of Equity Securities as are issued and sold by Company in such Qualified Financing (or a class or series of Equity Securities identical in all respects to and ranking pari passu with the class or series of Equity Securities issued and sold in such Qualified Financing) at a price per share or unit equal to 90% of the lowest price per share or unit at which such Equity Securities were issued and sold in such

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Qualified Financing. The following Equity Securities shall not be deemed to be issued or sold as part of a Qualified Financing: (i) Common Stock or options to purchase Common Stock issued, sold or granted pursuant to Company’s Equity Plans and Series 1 Plan as in effect on the date of this Note; (ii) Common Stock issued upon conversion of shares of the Designated Preferred Stock outstanding as of the date of this Note; (iii) Equity Securities of Company issued pursuant to warrants outstanding as of the date of this Note; (iv) Common Stock issued and sold by Company in a single transaction or series of related transactions in which no Equity Securities other than shares of Common Stock are issued or sold; or (v) any and all promissory notes issued to the LRG Lenders as part of the Junior Indebtedness (as defined in the Intercreditor Agreement as defined below) or Common Stock issued upon the conversion of such promissory notes.

(d) On or immediately prior to the closing of any Extraordinary Transaction, all or any portion of the unpaid principal of this Note plus accrued interest on this Note may be converted, at the option of the Holder, at or immediately prior to the closing of such Extraordinary Transaction into, at the further option of the Holder, (i) the same class or series of Equity Securities as were issued and sold by Company in the most recent Qualified Financing or, if a Qualified Financing has not occurred, the most recent transaction in which Company issued and sold Equity Securities other than this Note, the Warrant and the Option (or a class or series of Equity Securities identical in all respects to and ranking pari passu with the class of Equity Securities issued and sold in such Qualified Financing or other transaction) at a price per share or unit equal to the conversion price then in effect for such series or class of Equity Securities or (ii) that number of shares of Common Stock then issuable upon conversion of such number of shares or units of Equity Securities. For the avoidance of doubt, the promissory notes issued to the LRG Lenders as part of the Junior Indebtedness shall not constitute Equity Securities under this Section 2(d).

Section 3. CERTAIN RIGHTS UPON CONVERSION. If pursuant to the conversion rights set forth above this Note is converted into shares of Preferred Stock, Company will take such action and the Holder shall have such other rights as are forth in Section 5.11 of the Securities Purchase Agreement.

Section 4. HSR COMPLIANCE. Company acknowledges that conversion of this Note by the Holder (including any automatic conversion pursuant to Section 2 of this Note) may subject the Holder to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). As such, conversion of this Note is subject to compliance by the Holder all applicable filing requirements and the expiration of all waiting periods under the HSR Act (the “HSR Act Restrictions”). If, on or before the Target Date, Holder has sent a notice to Company of its intent to convert the Note pursuant to an optional conversion under Section 2 of this Note or if this Note is required to be automatically converted in accordance with Section 1 of this Note, and Holder has not been able to effect the conversion of this Note on or prior to the Target Date because of HSR Act Restrictions, the Holder shall be entitled to effect the conversion of this Note in accordance with the procedures contained herein notwithstanding the fact that the conversion of this Note would be effected after the Target Date. Company will cooperate with the Holder in making all applicable filings under the HSR Act.

Section 5. PREPAYMENTS. The principal and/or interest on this Note may not be prepaid in whole or in part without the prior consent of Holder in its absolute discretion. Any prepayment shall be applied first against any accrued interest, and then against principal.

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Section 6. DEFAULT; REMEDIES.

(a) Company shall be in default under this Note upon the happening of any condition or event set forth below (each, an “Event of Default”):

(i) Company’s failure to pay any payment of principal or interest as and when due in accordance with the terms of this Note;

(ii) Company’s failure to perform or comply with any other obligation, covenant, term or provision contained in this Note or in the Securities Purchase Agreement and, if curable, Company has failed to cure such default within 10 days after the occurrence thereof;

(iii) any representation made to holder in this Note or in the Securities Purchase Agreement or any financial statement or other information furnished to Holder by or on behalf of Company shall be incorrect in any material respect when made or furnished;

(iv) the acceleration of any of the Senior Indebtedness (as defined in that certain Amended and Restated Intercreditor Agreement, dated as of March 6, 2008 (the “Intercreditor Agreement”), by and among Company, Holder and the other parties thereto) or Junior Indebtedness (as defined in the Intercreditor Agreement), or if the Intercreditor Agreement has then terminated in accordance with Section 18(a) of the Intercreditor Agreement, the acceleration of any indebtedness in excess of $100,000; or

(v) Company’s dissolution, termination of existence, insolvency or business failure; the appointment of a receiver of all or any material portion of the assets of Company; an assignment for the benefit of creditors by Company; the commencement of any proceeding under any bankruptcy or insolvency laws by or against Company; or any material portion of the assets of Company is attached or becomes subject to levy or similar judicial proceeding that is not released within 30 days.

(b) The entire unpaid principal balance of this Note and all accrued interest on such unpaid principal balance shall immediately be due and payable at the option of the holder of this Note upon the occurrence of any one or more of the Events of Default and at any time after the occurrence of any one or more of the Events of Default.

Section 7. CUMULATIVE RIGHTS. No delay on the part of the holder of this Note in the exercise of any power or right under this Note or under any other instrument executed pursuant to this Agreement shall operate as a waiver of any such power or right, nor shall a single or partial exercise of any power or right preclude other or further exercise of such power or right or the exercise of any other power or right.

Section 8. WAIVER. Company and all endorsers, sureties and guarantors of this Note waive demand, presentment, protest, notice of dishonor, notice of nonpayment, notice of intention to accelerate or notice of acceleration other than notice of default pursuant to Section 6(a)(ii) of this Note, notice of protest and any and all lack of diligence or delay in collection or the filing of suit on this Note which may occur, and agree to all extensions and partial payments, before or after maturity, without prejudice to the holder of this Note.

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Section 9. ATTORNEYS’ FEES AND COSTS. In the event that this Note is collected in whole or in part through suit, arbitration, mediation, or other legal proceeding of any nature, then and in any such case there shall be added to the unpaid principal amount of this Note all reasonable costs and expenses of collection, including, without limitation, reasonable attorney’s fees.

Section 10. GOVERNING LAW. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to conflicts of law principles (whether of the State of Delaware or any other jurisdiction) that would result in the application of the laws of any jurisdiction other than the State of Delaware.

Section 11. HEADINGS. The headings and captions used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note. All references in this Note to sections, paragraphs, exhibits, and schedules shall, unless otherwise provided, refer to sections and paragraphs of this Note and exhibits and schedules attached to this Note, all of which exhibits and schedules are incorporated in this Note by this reference.

Section 12. USURY. All agreements between Company and the holder of this Note, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to the holder of this Note for the use, forbearance or detention of the money to be loaned under this Agreement or otherwise, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced by this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the holder of this Note shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced by this Note or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of Company to the holder of this Note relating to this Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to Company. In determining whether or not the interest paid or payable with respect to any indebtedness of Company to the holder of this Note, under any specific contingency, exceeds the highest lawful rate, Company and the holder of this Note shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term of such indebtedness, and/or (iii) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law. The terms and provisions of this Section shall control and supersede every other conflicting provision of all agreements between Company and the holder of this Note. The Holder has been advised by Company to seek the advice of an attorney and an accountant in connection with the issuance of this Note. Company has had the opportunity to seek the advice of any attorney and accountant of Company’s choice in connection with issuance of this Note.

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Section 13. SUCCESSORS AND ASSIGNS. Except as otherwise set forth in the Securities Purchase Agreement and subject to compliance with applicable federal and state securities laws, this Note and all rights under this Note are transferable in whole or in part by the Holder to any person or entity upon written notice to Company. The transfer shall be recorded on the books of Company upon the surrender of this Note, properly endorsed, to Company at its principal offices, and the payment to Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, Company shall issue to the holders one or more appropriate new notes with such modifications as may be necessary to reflect the existence of multiple notes. All of the stipulations, promises and agreements in this Note made by or on behalf of Company shall bind the successors and assigns of Company, whether so expressed or not, and inure to the benefit of the successors and permitted assigns of the Holder.

Section 14. SEVERABILITY. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

Section 15. NOTICES. All notices, requests, consents, and other communications under this Note shall be in writing and shall be delivered personally or by facsimile transmission or by nationally recognized overnight delivery service or by first class certified or registered mail, return receipt requested, postage prepaid:

If to Company, at 200 Crossing Boulevard, Framingham, Massachusetts 01702, Attention: Ken Hale, or at such other address or addresses as may have been furnished by giving five days advance written notice to all other parties, with a copy (which shall not constitute notice) to Gunderson Dettmer Stough Villenueve Franklin & Hachigian, LLP, 610 Lincoln St., Waltham, MA 02451, Attention: Marc F. Dupre, Esq., Fax. 781.622.1622.

If to a Holder, at One Dell Way, MS RR1-33, Round Rock, Texas 78682 Attention: General Counsel, Fax: 512.728.8935, and at One Dell Way, MS RR-1-87, Round Rock, Texas 78682, Attention: Corporate Development, Fax: 512.723.1702 or at such other address or addresses as may have been furnished by giving five days advance written notice to all other parties, with a copy (which shall not constitute notice) to Vinson & Elkins L.L.P., The Terrace 7, 2801 Via Fortuna, Suite 100, Attention: William R. Volk, Esq, Fax: 512.236.3450.

Notices provided in accordance with this Section shall be deemed delivered upon personal delivery (including confirmed facsimile) or three business days after deposit in the mail.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Note on and as of the date first above written.

GLASSHOUSE TECHNOLOGIES, INC.

By:
Name:
Title:

Signature Page to Subordinated Convertible Promissory Note

EXHIBIT B

Warrant

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH WARRANT OR SECURITIES, AS APPLICABLE, UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF STOCKHOLDER’S COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

GLASSHOUSE TECHNOLOGIES, INC.

WARRANT TO PURCHASE STOCK

This Warrant is issued to Dell Products L.P., a Texas limited partnership, or its registered assigns (“Holder”), by Glasshouse Technologies, Inc., a Delaware corporation (“Company”), on March 6, 2008 (the “Issue Date”) pursuant and subject to the terms and conditions of that certain Securities Purchase Agreement dated as of March 6, 2008 by and between Company and Holder (the “Securities Purchase Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning to such term in the Securities Purchase Agreement.

Section 1. CERTAIN DEFINITIONS. As used in this Warrant, the following terms shall have the following meanings:

“Common Stock” means the Common Stock, par value $0.001 per share, of Company.

“Covered Securities” means (i) if Company shall have completed a Qualified Financing on or before the date on which this Warrant is exercised, the same class or series of Equity Securities as are issued and sold by Company in such Qualified Financing (or a class or series of Equity Securities identical in all respects to and ranking pari passu with the class or series of Equity Securities issued or sold in such Qualified Financing), or (ii) if Company shall not have completed a Qualified Financing on or before the date on which this Warrant is exercised, the same class or series of Equity Securities as were issued and sold by Company in the most recent transaction in which Company issued and sold Equity Securities other than the Note, this Warrant and the Option or a class or series of Equity Securities identical in all respects to and ranking pari passu with the class or series of Equity Securities issued and sold in such transaction).

“Equity Securities” means any preferred stock or any security convertible or exchangeable into or for preferred stock; provided, however, that the term Equity Securities shall not include any promissory notes issued to the LRG Lenders as part of the Junior Indebtedness (as defined in that certain Amended and Restated Intercreditor Agreement, dated as of March 6, 2008, by and among Company and the other parties named therein).

“Exercise Price” means (i) if Company shall have completed a Qualified Financing on or before the date on which this Warrant is exercised, a price per share or unit of the Covered Securities equal to the conversion price per share of such Equity Securities in effect on the date of exercise, or (ii) if Company shall not have completed a Qualified Financing on or before the date this Warrant is exercised, a price per share or unit of the Covered Securities equal to the conversion price in effect for such Covered Securities on the date of exercise, in each case subject to adjustment as provided in Section 8 of this Warrant.

“Preferred Stock” means the preferred stock, par value $0.001 per share, of Company.

“Qualified Financing” means the issuance or sale by Company after the Issue Date of any Equity Securities or similar securities of Company in a single transaction or a series of related transactions that results in aggregate proceeds to Company of at least $10,000,000 (without giving effect to the conversion of the Note or the exercise of this Warrant or the Option).

Section 2. PURCHASE OF SHARES. Subject to the terms and conditions set forth in this Warrant, Holder is entitled to purchase from Company at the Exercise Price up to that number of shares or units of Covered Securities determined by dividing $6,250,000 by the Exercise Price. The rights of a Holder of this Warrant to purchase Covered Securities shall be in addition to any contractual or other preemptive or similar rights of such Holder to subscribe for, purchase or receive Equity Securities in respect of a Qualified Financing. The number of shares or units of Covered Securities issuable pursuant to Section 1 (the “Shares”) shall be subject to adjustment pursuant to Section 8.

Section 3. EXERCISE PERIOD. Except as provided below, this Warrant is exercisable at any time and from time to time commencing on the earlier of (i) the closing of a Qualified Financing in which Holder is purchasing not more than 80% of the securities issued in such Qualified Financing (without giving effect to the exercise of this Warrant or the Option or the conversion of the Note) and (ii) 20 days prior to the closing of an Extraordinary Transaction in which Holder is not the acquiring entity. Company shall provide written notice to Holder at least 20 days prior to the consummation of an Extraordinary Transaction (the “Transaction Notice”).

This Warrant shall immediately expire and terminate with no further action on the part of Company or Holder upon the earliest of (the “Termination Event”) (x) the closing of a Qualified Public Offering, (y) March 6, 2013 and (z) the later of (1) 20 days after Holder’s receipt of the Transaction Notice and (2) the closing of an Extraordinary Transaction. The period during which this Warrant is exercisable is referred to as the “Exercise Period.”

Section 4. METHOD OF EXERCISE.

(a) During the Exercise Period, Holder may exercise, in whole or in part, the purchase rights evidenced by this Warrant. Such exercise shall be effected by:

4.1.1 the surrender of the Warrant, together with a duly executed copy of the form of Notice of Election attached to this Warrant, to the Secretary of Company at its principal offices (or at such other place as Company shall notify Holder in writing); and

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4.1.2 the payment to Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

(b) If Holder has not otherwise notified Company or exercised this Warrant in full prior to the Termination Event, then Holder shall be deemed to have exercised this Warrant in full pursuant to Section 5 immediately prior to the Termination Event, without any action, election or notice required by Holder.

Section 5. NET EXERCISE. (a) In lieu of exercising this Warrant pursuant to Error! Reference source not found., Holder may elect to receive by surrender of this Warrant at the principal office of Company together with a Notice of Election, and (b) if Holder is deemed to have exercised this Warrant in full pursuant to Error! Reference source not found., Holder shall receive, in either case without the payment by Holder of any additional consideration, Shares equal to the value of this Warrant (or the portion of this Warrant being canceled). Upon any such surrender or exercise, Company shall issue to Holder of this Warrant a number of Shares computed using the following formula:

X =	Y (A -B)
A

Where:	X =	The number of Shares to be issued to Holder pursuant to this net exercise;

	Y =	The number of Shares in respect of which the net issue election is made;

	A =	The fair market value of one Share at the time the net issue election is made; and

	B =	The Exercise Price (as adjusted to the date of the net issuance).

For purposes of this Section, the fair market value of one Share as of a particular date shall be determined by the Board of Directors of Company in good faith, taking into account, in the case of an Extraordinary Transaction, the value of the consideration payable to holders of Common Stock or Equity Securities, as applicable.

Section 6. HSR COMPLIANCE. Company acknowledges that exercise of this Warrant by Holder may subject Holder to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). As such, exercise of this Warrant is subject to compliance by Holder with all applicable filing requirements and the expiration of all waiting periods under the HSR Act (the “HSR Act Restrictions”). If, on or before the expiration of this Warrant, Holder has sent a Notice of Election to Company and Holder has not been able to effect the exercise of this Warrant prior to its expiration because of HSR Act Restrictions, Holder shall be entitled to effect the exercise of this Warrant in accordance with the procedures contained herein notwithstanding the fact that the exercise of this Warrant, including the payment required in Section 4(b) of this Warrant, would be effected after the expiration of the Warrant. Company will cooperate with Holder in making all applicable filings under the HSR Act, provided, however, that Holder shall pay all applicable filing fees.

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Section 7. DELIVERY OF CERTIFICATES AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant and, if applicable, Company receives payment of the aggregate Exercise Price, Company shall deliver to Holder the certificate(s) for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

Section 8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If Company shall at any time prior to the expiration of this Warrant subdivide its Covered Securities, by split-up or otherwise, or combine its Covered Securities, or issue additional shares of its Covered Securities as a dividend with respect to any shares of its Covered Securities, the number of Shares issuable on the exercise of this Warrant shall immediately be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price such that the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Covered Securities of Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from Company or its successor shall be delivered to Holder, so that Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total Exercise Price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change of the same number of shares of Covered Securities as were purchasable by Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of Holder so that the provisions of this Warrant shall be applicable after such reclassification, reorganization, or change with respect to any shares of stock or other securities and property deliverable upon exercise of this Warrant, and appropriate adjustments shall be made to the Exercise Price such that the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same.

(c) Distributions of Other Property. In case Company shall distribute to all holders of its Covered Securities (including any such distribution made in connection with a consolidation or merger in which Company is the continuing corporation) evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in Section 8(a) above) or rights, options, or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase debt securities, assets, or other securities of Company (excluding those

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referred to in Section 8(a) above), then in lieu of an adjustment in the number of Shares purchasable upon the exercise of this Warrant, Holder upon the exercise of this Warrant at any time after such distribution shall be entitled to receive from Company the stock or other securities to which Holder would have been entitled if Holder had exercised the Warrant immediately prior to such distribution, all subject to further adjustment as provided in this Section; provided, that no adjustment in respect of cash dividends or interest on such stock or other securities shall be made during the term of this Warrant or upon the exercise of this Warrant.

(d) Other Adjustments. In the event that the Covered Securities are shares of Preferred Stock that are convertible into shares of Common Stock, upon exercise of this Warrant, the shares of Preferred Stock when issued to Holder shall reflect all anti-dilution adjustments to which any outstanding shares of such series or class of Preferred Stock are, by their terms, entitled as of the date of such issuance. In the event that the Shares are shares of Preferred Stock that are convertible into shares of Common Stock, but all outstanding shares of such series or class of Preferred Stock have been converted into Common Stock prior to the date of exercise of this Warrant, this Warrant shall be exercisable for shares of Common Stock equal to the number of shares of Common Stock into which the shares of Preferred Stock would have been convertible on the date that the last share of such series or class of Preferred Stock was converted into Common Stock and the Exercise Price of this Warrant shall be adjusted such that the aggregate Exercise Price payable for the total number of shares of Preferred Stock issuable pursuant to this Warrant (as adjusted) shall remain the same.

(e) Notice of Certain Events. If, at any time prior to the expiration or exercise in full of this Warrant, (i) Company shall declare any dividend on the Covered Securities payable in cash or shares of Covered Securities, Common Stock or other capital stock of Company; or (ii) Company shall authorize the issuance to all holders of shares of Covered Securities of rights, options, or warrants to subscribe for or purchase shares of Covered Securities or Common Stock or of any other subscription rights or warrants; or (iii) Company shall authorize the distribution to all holders of shares of Covered Securities evidences of its indebtedness or assets; or (iv) the Board of Directors of Company shall have approved any consolidation or merger to which Company is a party and for which approval of any stockholders of Company is required, or any sale or lease of all or substantially all of the assets of Company or any reclassification or change of Covered Securities issuable upon exercise of this Warrant (other than a change in par value or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Covered Securities; or (v) the voluntary or involuntary dissolution, liquidation, or winding up of Company occurs; or (vi) Company proposes to take any action that would require an adjustment in the number or kind of securities issuable upon exercise of this Warrant pursuant to this Section; then Company shall cause to be given to Holder, at least 20 calendar days prior to the applicable record date specified, or promptly in the case of events for which there is no record date, a written notice stating (A) the date as of which the holders of record of shares of Covered Securities to be entitled to receive any such dividends, rights, options, warrants, or distribution are to be determined, or (B) the initial expiration date set forth in any tender offer or exchange offer for shares of Covered Securities, or (C) the date on which any such consolidation, merger, sale, lease, reclassification, change, dissolution, liquidation, or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Covered Securities shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, merger, sale, transfer, lease, reclassification, change, dissolution, liquidation, or winding up.

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(f) Notice of Adjustment. When any adjustment is required to be made in the number or kind of Shares or in the Exercise Price, Company shall promptly notify Holder of such event and of the number of Shares or other securities or property purchasable after such required adjustment upon exercise of this Warrant and the Exercise Price for such adjusted number or kind of Shares.

Section 9. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but, in lieu of such fractional shares, Company shall make a cash payment for such fractional shares on the basis of the Exercise Price then in effect.

Section 10. NO STOCKHOLDER RIGHTS. Prior to exercise of this Warrant, Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions on such Shares, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of Company. However, nothing in this Section shall limit the right of Holder to be provided the notices required under this Warrant.

Section 11. LIMITATION OF LIABILITY. No provision of this Warrant, in the absence of affirmative action by Holder to purchase the Shares, and no mere enumeration in this Warrant of the rights or privileges of Holder, shall give rise to any liability of such Holder for the Exercise Price, whether such liability is asserted by Company or by creditors of Company.

Section 12. TRANSFERS OF WARRANT AND SHARES. Except as otherwise set forth in the Securities Purchase Agreement and subject to compliance with applicable federal and state securities laws, this Warrant and all rights under this Warrant are transferable in whole or in part by Holder to any person or entity upon written notice to Company. The transfer shall be recorded on the books of Company upon the surrender of this Warrant, properly endorsed, to Company at its principal offices, and the payment to Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, Company shall issue to the holders one or more appropriate new warrants.

Section 13. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Warrant, the terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, Company and Holders of this Warrant and their respective successors and permitted assigns.

Section 14. AMENDMENTS AND WAIVERS. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Company and Holder. Any amendment or waiver effected in accordance with this Section shall be binding upon Holder, each holder of any securities purchased under this Warrant, each future holder of such securities, and Company.

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Section 15. NOTICES. All notices, requests, consents, and other communications under this Warrant shall be in writing and shall be delivered personally or by facsimile transmission or by nationally recognized overnight delivery service or by first class certified or registered U.S. mail, return receipt requested, postage prepaid:

If to Company, at 200 Crossing Boulevard, Framingham, Massachusetts 01702, Attention: Ken Hale, or at such other address or addresses as may have been furnished by giving five days advance written notice to all other parties, with a copy (which shall not constitute notice) to Gunderson Dettmer Stough Villenueve Franklin & Hachigian, LLP, 610 Lincoln St., Waltham, MA 02451, Attention: Marc F. Dupre, Esq., Fax. 781.622.1622.

If to a Holder, at One Dell Way, MS RR1-33, Round Rock, Texas 78682 Attention: General Counsel, Fax: 512.728.8935, and at One Dell Way, MS RR1-87, Round Rock, Texas 78682, Attention: Corporate Development, Fax: 512.723.1702 or at such other address or addresses as may have been furnished by giving five days advance written notice to all other parties, with a copy (which shall not constitute notice) to Vinson & Elkins L.L.P., The Terrace 7, 2801 Via Fortuna, Suite 100, Attention: William R. Volk, Esq, Fax: 512.236.3450.

Notices provided in accordance with this Section shall be deemed delivered upon personal delivery or three business days after deposit in the mail.

Section 16. ATTORNEYS’ FEES AND EXPENSES. If any action, suit, or other proceeding is instituted concerning or arising out of this Warrant or any transaction contemplated under this Warrant, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit, or other proceeding, including any and all appeals or petitions from such action, suit, or other proceeding.

Section 17. HEADINGS. The headings and captions used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, subsections, exhibits, and schedules shall, unless otherwise provided, refer to sections and subsections of this Warrant and exhibits and schedules attached to this Warrant, all of which exhibits and schedules are incorporated in this Warrant by this reference.

Section 18. GOVERNING LAW. This Warrant shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, excluding that body of law relating to conflict of laws.

[Signature Pages Follow]

7

IN WITNESS WHEREOF, Company has caused this Warrant to be executed by its duly authorized officer.

GLASSHOUSE TECHNOLOGIES, INC.

By:
Name:
Title:

Signature Page to

Warrant to Purchase Stock of GlassHouse Technologies, Inc.

NOTICE OF EXERCISE

To: GLASSHOUSE TECHNOLOGIES, INC.

The undersigned hereby elects to [check applicable subsection]:

______	(a)	Purchase shares of Covered Securities of [COMPANY NAME] pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;

OR

______	(b)	Exercise the attached Warrant for [all of the shares] [ of the shares] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the net exercise provisions of Section 5 of such Warrant.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part of such shares.

WARRANTHOLDER:

[NAME OF HOLDER]

By:

Print Name:

Address:

Date:

Name in which shares should be registered:

_________________________________________

EXHIBIT C

Certificate of Amendment

CERTIFICATE OF AMENDMENT

OF THE EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

GLASSHOUSE TECHNOLOGIES, INC.

GlassHouse Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is GlassHouse Technologies, Inc., and that the Corporation was originally incorporated pursuant to the DGCL on May 1, 2001 under the name Glass House Technologies, Inc.

SECOND: The Board of Directors of the Corporation adopted a resolution setting forth a proposed amendment to the Eighth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”), declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders to such amendment. The proposed amendment is as follows:

(i) to replace the first paragraph of Article IV of the Certificate in its entirety with the following:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 168,318,034 shares, consisting of (i) 66,318,034 shares of preferred stock, $0.001 par value per share, and (ii) 102,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”).”

(ii) to replace Article IV, Section A.1 of the Certificate in its entirety with the following:

“1. Designation. A total of 3,360,000 shares of the Corporation’s preferred stock shall be designated as a series known as Series A Convertible Participating Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), 10,658,017 shares of the Corporation’s preferred stock shall be designated as a series known as Series B Convertible Participating Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), 8,717,647 shares of the Corporation’s preferred stock shall be designated as a series known as Series C Convertible Participating Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”), 17,511,727 shares of the Corporation’s preferred stock shall be designated as a series known as Series D Convertible Participating Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”) and 20,070,643 shares of the Corporation’s preferred stock shall be designated as a series known as Series E Convertible Participating Preferred Stock, $0.001 par value per share (the “Series E Preferred Stock” and, together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and

the Series D Preferred Stock, the “Preferred Stock”) and 6,000,000 shares of the Corporation’s preferred stock shall be designated as a series known as Series 1 Convertible Preferred Stock, $0.001 par value per share (the “Series 1 Stock”).”

(iii) to replace Article IV, Section A.6(b) of the Certificate in its entirety with the following:

“(b) Automatic Conversion Upon Qualified Public Offering. Each share of Preferred Stock and Series 1 Stock outstanding shall automatically be converted into the number of shares of Common Stock into which such shares are convertible as computed according to the formula set forth in Section A.6(a) hereof at the then effective applicable Conversion Price as of, and in all cases subject to, the closing of the Corporation’s first firm commitment underwritten offering to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), provided that (i) such registration statement covers the offer and sale of Common Stock of which the aggregate net proceeds attributable to sales for the account of the Corporation exceed $35,000,000, (ii) such Common Stock is listed for trading on either the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market and (iii) the per share public offering price (net of underwriter discounts and commissions) exceeds $4.8636 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like) (a “QPO” or a “Qualified Public Offering”); provided, that if a closing of a QPO occurs, all outstanding shares of Preferred Stock and Series 1 Stock shall be deemed to have been converted into shares of Common Stock immediately prior to such closing. If the holders of shares of Preferred Stock or Series 1 Stock are required to convert the outstanding shares of Preferred Stock or Series 1 Stock pursuant to this Section A.6(b) at a time when there are any accumulated but unpaid dividends or other amounts due on or in respect of such shares, other than Preferred Dividends, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion before any amounts shall be paid or distributed to the holders of Junior Stock.”

(iv) to replace Article IV, Section A.7(c) of the Certificate in its entirety with the following:

“(c) Sale of Common Stock. In the event the Corporation shall at any time, or from time to time, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation’s treasury but excluding (i) up to 17,350,204 shares of Common Stock and up to 325,000 shares of Series 1 Stock (as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), or options to purchase such Common Stock or Series 1 Stock, to its officers, directors, employees and consultants pursuant to stock and options plans approved by a majority of the Board of Directors, (ii) Common Stock upon conversion of the Preferred Stock or Series 1 Stock, (iii) securities as a result of any stock split, stock dividend or other distribution shares of Common Stock that is covered by Sections A.7(a) and (b) hereof, (iv) securities upon conversion or exercise of convertible or exercisable securities previously issued in compliance with this Section A.7(c) or outstanding on the date of filing of this Eighth Amended and Restated Certificate of Incorporation, (v) securities issued or issuable pursuant to any loan arrangement or debt financing from a bank or similar financial institution approved by a majority of the Board of Directors and (vi) securities in connection with strategic transactions involving the Company and other entities, including joint venture, marketing or distribution arrangements or technology transfer or development arrangements, provided that such strategic transactions and the issuance of securities in connection therewith have been approved by a majority of the Board of Directors (but excluding any merger, consolidation, acquisition or similar business combination) (the securities referred to in clauses (i) through (vi) shall collectively be referred to as the “Excluded Shares”) for a consideration per share (the “Purchase Price”) less than the applicable Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares (any such issuance, sale or exchange is hereafter referred to as a “Dilutive Transaction”), then and thereafter successively upon each such Dilutive Transaction the applicable Conversion Price shall forthwith be reduced to an amount determined by multiplying the applicable Conversion Price by a fraction:

(i) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding shares of Preferred Stock or Series 1 Stock, options, warrants, rights or other convertible securities) plus (Y) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for such additional shares of Common Stock so issued in the Dilutive Transaction would purchase at the applicable Conversion Price (prior to such adjustment); and

(ii) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding shares of Preferred Stock or Series 1 Stock, options, warrants, rights or other convertible securities), plus (Y) the number of such additional shares of Common Stock so issued in the Dilutive Transaction.”

THIRD: That thereafter said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, GlassHouse Technologies, Inc. has caused this Certificate of Amendment to be signed by its President, as of this              day of March, 2008.

By:	/s/ Mark A. Shirman
Name:	Mark A. Shirman
Title:	President

SCHEDULE 2.2(C)

List of Outstanding Warrants

Provided under separate cover